Consent of Independent Registered Public Accounting Firm

The Board of Trustees of

Nuveen Investment Trust V:

We consent to the use of our report, with respect to the financial statements of Nuveen NWQ Flexible Income Fund, a series of Nuveen Investment Trust V, as of September 30, 2017, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Chicago, Illinois
January 25, 2018